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                                 Exhibit 23.2
                                 ------------

        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-14572, No. 33-40399, No. 33-51094, No. 33-51516 and No.
33-59319) pertaining to the 1986 Incentive and Non-Qualified Stock Option Plan, the 1990 Stock Option Plan for Non-Employee Directors and the 1994 Stock Option Plan of Trans World Entertainment Corporation of our report dated March 24, 1994, with respect to the consolidated financial statements of Trans World Entertainment Corporation included in the Annual Report (Form 10-K) for the year ended February 3, 1996.


                                        /s/ERNST & YOUNG LLP

Syracuse, New York
May 1, 1996